UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 27, 2012

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On January 27, 2012, Ralcorp Holdings, Inc. (“Ralcorp”) entered into an Exchange Agreement (the “Exchange Agreement”) with Barclays Bank PLC, J.P. Morgan Securities LLC, Wells Fargo Bank, N.A., Credit Suisse Securities (USA) LLC, SunTrust Bank and PNC Bank, National Association (collectively, the “Investment Banks”). The Investment Banks or their affiliates are parties to the previously disclosed credit agreement regarding a $775 million term loan (the “Term Loan”). Under the Exchange Agreement, the Investment Banks and Ralcorp agreed that on February 3, 2012, subject to certain conditions, Ralcorp will deliver $775,000,000 in aggregate principal amount of 7.375% Senior Notes due 2022 of Post Holdings, Inc. in full satisfaction of the Term Loan and the Term Loan will be discharged in full. The Exchange Agreement includes customary representations and warranties. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index to this report, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2012	Ralcorp Holdings, Inc. (Registrant)

	By:	/s/ Scott Monette
Scott Monette
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated January 27, 2012, among Ralcorp, Barclays Bank PLC, J.P. Morgan Securities LLC, Wells Fargo Bank, N.A., Credit Suisse Securities (USA) LLC, SunTrust Bank and PNC Bank, National Association.